EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Aladdin Manufacturing Corporation	Delaware
Alsace Logistique S.A.	France
Altaj Kerama OOO	Russia
Avelgem Green Power CVBA	Belgium
B&M NV	Belgium
Balterio US, Inc.	Georgia
C.F. Marazzi S.A.	Luxembourg
Cerámica San Lorenzo de México, S.A. de C.V.	Mexico
Ceramica San Lorenzo USA, Inc.	California
Cevotrans BV	Netherland
CJSC "Kerama Center"	Russia
CJSC "Yugra Kerama"	Russia
CJSC Company Don-Kerama	Russia
CJSC Irkutsk-Kerama	Russia
Dal Italia LLC	Delaware
Dal-Elit, LLC	Texas
Dal-Tile Corporation	Pennsylvania
Dal-Tile Distribution, Inc.	Delaware
Dal-Tile Group Inc.	Delaware
Dal-Tile I, LLC	Delaware
Dal-Tile Industrias, S. de R.L. de C.V.	Mexico
Dal-Tile International Inc.	Delaware
Dal-Tile Mexico, S. de R.L. de C.V.	Mexico
Dal-Tile of Canada ULC	British Columbia
Dal-Tile Operaciones Mexico S. De R.L. De C.V.	Mexico
Dal-Tile Puerto Rico, Inc.	Puerto Rico
Dal-Tile Recubrimientos S. De R.L. De C.V.	Mexico
Dal-Tile Services, Inc.	Delaware
Dal-Tile Shared Services, Inc.	Delaware
Dal-Tile Tennessee, LLC	Delaware
Dekaply NV	Belgium
DT Mex Holdings, LLC	Delaware
DTM/CM Holdings, LLC	Delaware
Dynea NV	Belgium
Explorer S.r.l.	Italy
F.I.L.S. Investments Ltd.	Ireland
Flooring Industries Limited S.à r.l.	Luxembourg
Flooring XL B.V.	Netherlands
Floorscape Limited	New Zealand
Horizon Europe, Inc	Georgia
Hytherm Ltd	Northern Ireland
Hytherm Ireland Ltd	Ireland
Hytherm Sales Ltd	Ireland
International Flooring Systems S.à r.l.	Luxembourg
International Vinyl Company - Vostok OOO	Russia
IVC BVBA	Belgium
IVC Far-East Trading (Shanghai) Co. Ltd.	Shanghai
IVC France S.à r.l.	France

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

IVC Green Power NV	Belgium
IVC US, Inc.	Georgia
KAI Ceramics SRL	Romania
KAI Keramica Ltd	Greece
KAI Mining EOOD	Bulgaria
Kai Serbia Holding B.V.	Netherlands
Kerama Baltics OOO	Latvia
Kerama Ekaterinburg OOO	Russia
Kerama Kiev OOO	Ukraine
Kerama Nizhny Novgorod OOO	Russia
Kerama Omsk OOO	Russia
Kerama Perm OOO	Russia
Kerama Sochi OOO	Russia
Kerama Spb, LLC	Russia
Kerama Tumen ZAO	Russia
Kerama-KMV, LLC	Russia
Kerama-Volgograd	Russia
Khan Asparuh - Transport EOOD	Bulgaria
Khan Asparuh AD	Bulgaria
Khan Omurtag AD	Bulgaria
LLC "Kerama Krym"	Russia
LLC "Kerama Export"	Russia
LLC "Kerama Golden Ring"	Russia
LLC "Kerama Marazzi"	Russia
LLC "Kerama Volgograd"	Russia
LLC "Kerampromservis"	Ukraine
LLC "Oka Kerama"	Russia
LLC Baltkerama	Russia
LLC Ufa-Kerama	Russia
LLC Yenisei - Kerama LLC YY	Russia
Management Co EAD	Bulgaria
Marazzi Acquisition S.r.l.	Italy
Marazzi Canada, Inc.	Canada
Marazzi Deutschland G.m.b.H.	Germany
Marazzi Engineering S.r.l.	Italy
Marazzi France Trading S.A.S.	France
Marazzi Group F.Z.E.	UAE
Marazzi Group S.r.l.	Italy
Marazzi Group Trading (Shanghai) Co. Ltd.	China
Marazzi Iberia S.A.U.	Spain
Marazzi Japan Co., Ltd.	Japan
Marazzi Schweiz S.A.G.L.	Switzerland
Marazzi UK Ltd.	United Kingdom
MG China Trading Ltd.	Hong Kong
Moduleo GmbH	Germany
Moduleo Limited	United Kingdom
Mohawk Australia Pty Ltd	Australia
Mohawk Canada Corporation	Nova Scotia

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Mohawk Capital Luxembourg S.A.	Luxembourg
Mohawk Carpet Distribution, Inc.	Delaware
Mohawk Carpet Transportation of Georgia, LLC	Delaware
Mohawk Carpet, LLC	Delaware
Mohawk Commercial, Inc.	Delaware
Mohawk ESV, Inc	Delaware
Mohawk Europe BVBA	Belgium
Mohawk Factoring II, Inc.	Delaware
Mohawk Factoring, LLC	Delaware
Mohawk Finance S.à r.l.	Luxembourg
Mohawk Financing International S.à r.l.	Luxembourg
Mohawk Foreign Acquisitions S.a.r.l.	Luxembourg
Mohawk Foreign Funding S.a.r.l	Luxembourg
Mohawk Foreign Holdings S.a.r.l.	Luxembourg
Mohawk Global Investments S.à r.l.	Luxembourg
Mohawk Holdings International B.V.	Netherlands
Mohawk Industries, Inc.	Delaware
Mohawk International (Europe) S.a.r.l.	Luxembourg
Mohawk International (Hong Kong) Limited	Hong Kong
Mohawk International Financing S.a.r.l	Luxembourg
Mohawk International Holdings (DE) Corporation	Delaware
Mohawk International Holdings S.à r.l.	Luxembourg
Mohawk International Luxembourg S.à r.l.	Luxembourg
Mohawk KAI Luxembourg Holding S.à r.l.	Luxembourg
Mohawk KAI Luxembourg S.à r.l.	Luxembourg
Mohawk Marazzi International BV	Netherlands
Mohawk Marazzi Russia BV	Netherlands
Mohawk New Zealand Limited	New Zealand
Mohawk Operations Luxembourg S.à r.l.	Luxembourg
Mohawk Resources, LLC	Delaware
Mohawk Servicing, LLC	Delaware
Mohawk Singapore Private Limited	Republic of Singapore
Mohawk Trading (Shanghai) Co., Ltd	China
Mohawk Unilin Luxembourg S.à r.l.	Luxembourg
Mohawk United Finance B.V.	Netherlands
Mohawk United International B.V.	Netherlands
Mohawk Vinyl Financing S.à r.l.	Luxembourg
Monarch Ceramic Tile, Inc.	Texas
MUD (Holding) Brazil Ltda.	Brazil
Orelshtamp OOO	Russia
Pergo (Europe) AB	Sweden
Pergo Holding BV	Netherlands
Pergo India Pvt Ltd	India
Pergo Limited	United Kingdom
PJSC "Kraj Kerama"	Ukraine
PJSC Budagromekhzaptchastyna	Ukraine
Premium Floors Australia Pty Limited	Australia
Progres Ceramica SRL	Romania

EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

RR Apex, LLC	Delaware
Sibir Kerama ZAO	Russia
SimpleSolutionsUSA LLC	Delaware
Spanin NV	Belgium
Spano Invest BVBA	Belgium
Spano NV	Belgium
Spanolux OOO	Russia
Spanolux SPRL	Belgium
Stroytrans Orelstroy, CJSC	Russia
Tiles Co OOD	Bulgaria
Trinterio BVBA	Belgium
Unilin (Malaysia) Sdn. Bhd.	Malaysia
Unilin ApS	Denmark
Unilin Beheer BV	Netherlands
Unilin BVBA	Belgium
Unilin Distribution Ukraine LLC	Ukraine
Unilin Distribution, Ltd.	United Kingdom
Unilin Finland OY	Finland
Unilin Flooring SAS	France
Unilin GmbH	Germany
Unilin Holding BVBA	Belgium
Unilin Holding SAS	France
Unilin Industries BVBA	Belgium
Unilin Insulation BV	Netherlands
Unilin Insulation SAS	France
Unilin Insulation Sury SAS	France
Unilin North America, LLC	Delaware
Unilin Norway AS	Norway
Unilin OOO	Russia
Unilin Poland Sp.Z.o.o.	Poland
Unilin s.r.o.	Czech Republic
Unilin SAS	France
Unilin Spain SL	Spain
Volga Kerama	Russia
World International, Inc.	Barbados
Xtratherm BV	Netherlands
Xtratherm GmbH	Germany
Xtratherm Ltd	Ireland
Xtratherm SA	Belgium
Xtratherm Sales BVBA	Netherlands
Xtratherm Sarl	France
Xtratherm UK Ltd	United Kindgom